Exhibit 99.1

                                            CONTACTS:
     [BIOENVISION LOGO]                     Hugh S. Griffith (media)
                                            Commercial Director
                                            Bioenvision, Inc.
                                            hughgriffith@bioenvision.com
                                            011 44 131 248 3555

                                            David P. Luci, Esq.
                                            Director of Finance, General Counsel
                                            Bioenvision, Inc.
                                            davidluci@bioenvision.com
                                            (212) 750-6700


              BIOENVISION RAISES $12.8 MILLION IN PRIVATE PLACEMENT


New York, NY - March 23, 2004 - Bioenvision, Inc. (Amex:BIV) today announced that it has raised $12.8 million through the sale of approximately 2 million shares of common stock to existing and new institutional investors. The pricing on the transaction reflected a ten percent (10%) discount to a trailing five-day closing average, as of the day of pricing. Participants in the private placement also received warrants to purchase approximately 400,000 shares of additional common stock at $7.50. SCO Securities LLC acted as exclusive placement agent for the transaction.

Existing Series A preferred shareholders have the right to participate in this transaction under the same terms for up to thirty days. Shareholders who have not yet participated or waived their right to participate would represent an additional $3.3 million in a second round of financing.

Dr. Christopher B. Wood, Chairman and CEO of Bioenvision, commented, "We are extremely pleased to raise these additional funds with a group of highly respected institutional investors. The proceeds will enable us to rapidly progress European development of clofarabine in pediatric and adult acute leukemias as well as in solid tumors. The funds will also be used to advance the development of Modrenal, which is approved and marketed for refractory breast cancer in the United Kingdom and which is soon to start a prostate cancer trial in the U.S. Trials of Gossypol, our third oncology drug in development, and Oligon, our FDA approved anti-infective biomaterial, will also benefit from the additional funding."

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States


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unless  registered  under the  Securities  Act or an applicable  exemption  from registration is available. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Bioenvision
-----------------
Bioenvision's (Amex:BIV) primary focus is the development and distribution of compounds and technologies for the treatment of cancer. Bioenvision has a broad pipeline of products for the treatment of cancer, including: clofarabine (in co-development with ILEX Oncology, Inc.), Modrenal(R) (for which Bioenvision has obtained regulatory approval for marketing in the United Kingdom for the treatment of post-menopausal breast cancer following relapse to initial hormone therapy), and other products in clinical trials. Bioenvision is also developing anti-infective technologies, including the OLIGON technology; an advanced biomaterial that has been incorporated into various FDA approved medical devices. For more information on Bioenvision please visit our Web site at www.bioenvision.com.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in Bioenvision's compounds under development in particular; the potential failure of Bioenvision's compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Bioenvision's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Bioenvision's business, structure or projections; the development of competing products; uncertainties related to Bioenvision's dependence on third parties and partners; and those risks described in Bioenvision's filings with the SEC. Bioenvision disclaims any obligation to update these forward-looking statements.


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